EXHIBIT 99.2


                               NORTH FORK BANCORP
   275 BROADHOLLOW ROAD, MELVILLE, NY 11747 (631) 844-1258 FAX (631) 844-1471


FOR IMMEDIATE RELEASE
CONTACT:   DANIEL M. HEALY
EXECUTIVE VICE PRESIDENT
CHIEF FINANCIAL OFFICER
(631) 844-1258


NORTH FORK TO PRESENT AT UPCOMING FINANCIAL INSTITUTIONS CONFERENCE MELVILLE, N.Y. - SEPTEMBER 18, 2002 - NORTH FORK BANCORPORATION, INC. (NYSE: NFB) will be presenting at the RBC Capital Markets Financial Institutions Conference, Friday, SEPTEMBER 20 at 9:00 A.M. (EST).

         RBC Capital Markets has established an Audio Webcast for interested parties to listen to the presentation. North Fork's live webcast can be accessed via www.twst.com/econf/mm/dr8/nfb.html

         The presentation can also be viewed on North Fork's own website www.northforkbank.com and click on INVESTOR PRESENTATION - RBC CAPITAL MARKETS.


                                      * * *


The presentation may contain certain forward-looking statements. Examples of forward-looking statements include, but are not limited to, estimates with respect to the financial condition, results of operations and business of the company that are subject to various factors which could cause actual results to differ materially from these estimates. These factors include, but are not limited to, general economic conditions, worldwide political and social unrest including acts of war, changes in interest rates, deposit flows, loan demand and competition; changes in legislation or regulation; changes in accounting principles, policies or guidelines; and other economic, competitive, governmental, regulatory, and technological factors affecting NFB's operations, pricing, products and services. Investors are encouraged to read NFB's periodic reports filed with the Securities and Exchange Commission. Access these filings as well as other financial and business information regarding the company at www.northforkbank.com.


                                      * * *


                                       11